                                                                    EXHIBIT 99.1

PNB FINANCIAL GROUP                    FOR ADDITIONAL INFORMATION CALL:
4665 MacArthur Court                   Doug Heller, Executive Vice President and
Newport Beach, CA 92660                                  Chief Financial Officer
(949-851-1033)

                           P R E S S    R E L E A S E
                      PACIFIC NATIONAL BANK REPORTS RECORD
                        THIRD QUARTER EARNINGS, UP 64%.

NEWPORT BEACH, California, October 12, 1998 - Pacific National Bank's ("PNB") parent Company, PNB Financial Group (Nasdaq - PNBF), reported a 64% increase in third quarter 1998 net income over third quarter 1997. The Company reported Record net income of $2,025,000 for the three months ended September 30, 1998, an increase over the net income of $1,235,000 for the three months ended September 30, 1997. These earnings bring the Company's net income for the nine months ended September 30, 1998 to a record $5,536,000, a 66% increase over the net income of $3,329,000 for the same period in 1997. Annualized, the first nine month earnings equate to a 26% return on average shareholder's equity
(ROAE) and 3.0% return on average assets. This compares to annualized ROAE for the nine months ended September 30, 1997 and for the year ended December 31, 1997 of 21.4% and 23.5%, respectively.

The Company's fully diluted earnings per share were $0.70 and $1.93 for the three and nine months ended September 30, 1998 compared to $0.44 and $1.25 for the same period in 1997. As of September 30, 1998, the Company's diluted book value per share was $11.70. Per share and book value figures are based on shares outstanding after a fifteen percent (15%) stock dividend which was paid on April 15, 1998.

In addition, the Company's total assets increased 20% from $229.5 million at September 30, 1997 to $275.0 million at September 30, 1998. Total commercial loans increased 20.8% from 113.6 million at September 30, 1997 to 137.1 million at September 30, 1998, while core deposits increased 5% during the same period. The increase in loans and deposits is due in part to the strong economic growth in the Southern California market place. The Company's nonperforming assets dropped 50% from 1.0% of total assets as of September 30, 1997 to 0.5% of total assets as of September 30, 1998. At September 30, 1998, the Company's tier I and total risk weighted capital ratios were 16.7% and 17.8% respectively, while its leverage capital ratio was 12.3%.

PNB's residential mortgage loan department funded $380 million in residential mortgage loans during the three months ended September 30, 1998, a 23.5% increase over the same period in 1997. For the nine months ended September 30, 1998 PNB funded $1.12 billion in residential mortgage loans, a 41.1% increase over the $792 million in the same period in 1997. The increase in mortgage lending was in part due to the lower interest rate environment and an increase in loan refinancing. Over 95% of loans funded were "A" quality loans. PNB sells substantially all of its mortgage loans on a service released basis and holds no volatile servicing assets. Further, PNB does not securitize its mortgage assets and therefore retains no residual or other liability interest in the loans. Finally, PNB sells its mortgage loan on a non recourse basis except in the event the mortgage loan documents contain fraudulent information. The residential mortgage division accounted for approximately 47% of the Company's profits during the nine months ended September 30, 1998 compared to approximately 52% during the nine months ended September 30, 1997.

On October 7, 1998 the Company announced the signing of a definitive agreement to merge with Western Bancorp ("Western") (Nasdaq - WEBC). The Company's shareholders will receive one share of Western for each outstanding share of the Company in a transaction expected to qualify as a tax free exchange. The acquisition is expected to close in the first quarter of 1999. Both companies have completed their due diligence. Completion of the transaction is conditional upon the receipt of shareholder and applicable regulatory approvals. It is the intention of Western to merge PNB into Southern California Bank, a wholly owned subsidiary of Western, following the consummation of the acquisition

This merger allows the Company to align itself with a larger, more diversified and fast growing banking institution which the Company believes is better positioned to take advantage of the current Southern California economy. The Company believes that PNB's customers should enjoy numerous new services while continuing to work with many of the same lending officers and staff.

Pro forma with the pending acquisitions of the Company, Peninsula Bank of San Diego and Bank of Los Angeles, Western will have approximately $3.0 billion in assets and three banking subsidiaries: Peninsula Bank operating in San Diego, Southern California Bank operating primarily in Orange County and Santa Monica Bank operating in Los Angeles County.

PNB operates three commercial business offices located in Newport Beach, Orange, and Beverly Hills. PNB also operates an SBA Loan Department, a Financial Services Department, a Commercial Real Estate Lending Department, and a Construction Loan Department, all in Newport Beach, along with Residential Mortgage Loan Operations in Irvine, San Diego, Santa Ana and Dublin, California with several other smaller satellite offices in Arizona.

Forward-Looking Statements

This Press release includes forward-looking statements that involve inherent risks and uncertainties. The Company caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas which the Company and Western operate, inflation, fluctuations in interest rates, legislation and governmental regulation and the consummation of the merger with Western and the integration of PNB with Western's subsidiaries.

PNB FINANCIAL GROUP
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                        AS OF               %
BALANCE SHEET                   9/30/96       9/30/97     CHANGE
----------------------------------------------------------------
CASH & DUE FROM BANKS          $ 29,191      $ 19,369       50.7%
INVESTMENT SECURITIES             6,093         7,000      -13.0%
FEDERAL FUNDS SOLD                2,500             0        N/A
MORTGAGE LOANS HELD FOR SALE     95,137        86,697        9.7%

PORTFOLIO LOANS                 137,142       113,561       20.8%
LOANS LOSS RESERVE               (2,061)       (2,405)     -14.3%
                               --------      --------
NET LOANS                       135,061       111,156       21.5%

OTHER REAL ESTATE OWNED             759           563       34.8%
INVESTMENT IN REIT                2,500             0        N/A
OTHER ASSETS                      3,756         4,735      -20.7%

TOTAL ASSETS                   $275,017      $229,520       19.8%
                               ========      ========
CUSTOMERS DEPOSITS             $200,456      $190,882        5.0%
BROKERED DEPOSITS                15,000         7,000      114.3%
                               --------      --------
TOTAL DEPOSITS                  215,456       197,882        8.9%

SHORT-TERM BORROWING             22,855         6,000      280.9%
OTHER LIABILITIES                 5,200         3,095       68.0%
                               --------      --------
TOTAL EQUITY                     31,506        22,543       39.8%

TOTAL LIABILITIES & EQUITY     $275,017      $229,520       19.8%
                               ========      ========


                                    FOR THE THREE                                    FOR THE NINE
                                    MONTHS ENDED                                     MONTHS ENDED
                                      SEPT 30,                %                        SEPT 30,           %
AVERAGE BALANCE SHEET            1996           1997       CHANGE                  1996        1997    CHANGE
------------------------------------------------------------------              -----------------------------
CASH & DUE FROM BANKS          $  9,368      $ 14,114      -33.6%               $  11,747   $ 12,923     -9.1%
INVESTMENT SECURITIES             8,560         7,092       20.7%                   7,793      7,240      7.6%
FEDERAL FUNDS SOLD                8,854         3,883      128.0%                   7,303      5,227     39.7%
MORTGAGE LOANS HELD FOR SALE     91,669        72,969       25.6%                  90,617     80,535     49.7%

PORTFOLIO LOANS                 128,592       109,323       17.6%                 122,927    105,746     16.2%
LOANS LOSS RESERVE               (1,904)       (1,879)       1.3%                  (1,709)    (1,816)    -5.9%
                               --------      --------                            --------   --------
NET LOANS                       126,688       107,444       17.9%                 121,218    103,930     16.6%

OTHER REAL ESTATE OWNED           1,006         2,529      -60.2%                   1,112      3,422    -67.5%
INVESTMENT IN REIT                2,500             0        N/A                    2,500          0      N/A
OTHER ASSETS                      5,257         3,388       55.2%                   4,748      3,433     38.3%

TOTAL ASSETS                   $253,902      $211,419       20.1%                $247,038   $196,710     25.6%
                               ========      ========                            ========   ========

CUSTOMER DEPOSITS              $195,368      $176,454       10.7%                $186,521   $164,932     13.1%
BROKERED DEPOSITS                15,004         7,166      109.4%                  22,509      6,122    267.7%
                               --------      --------                            --------   --------
TOTAL DEPOSITS                  210,392       183,620       14.6%                 209,030    171,054     22.2%

SHORT-TERM BORROWING              7,427         2,742      170.9%                   6,014      2,413    149.2%
OTHER LIABILITIES                 5,042         2,886       74.7%                   3,641      2,524     44.3%
                               --------      --------                            --------   --------
TOTAL LIABILITIES               222,861       189,248       17.8%                 218,685    175,991     24.3%

TOTAL EQUITY                     31,041        22,171       40.0%                  28,353     20,719     36.8%

TOTAL LIABILITIES & EQUITY     $253,902      $211,419       20.1%                $247,O38   $196,710     25.6%
                               ========      ========                            ========   ========

PNB FINANCIAL GROUP
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                FOR THE THREE                   FOR THE NINE
                                                MONTHS ENDED                    MONTHS ENDED
                                                  SEPT 30,           %            SEPT 30,           %
           INCOME STATEMENT                    1998       1997     CHANGE      1998       1997     CHANGE
           ----------------                 ---------  ---------   ------   ---------  ---------   ------
TOTAL INTEREST & FEE INCOME                    $5,234     $4,276    22.4%     $15,014    $11,824    27.0%
TOTAL INTEREST EXPENSE                          1,384      1,082    27.9%       4,111      2,915    41.0%
PROVISION FOR LOAN LOSSES                         225        570   -60.5%         575        765   -24.8%
                                               ------     ------              -------    -------
NET INTEREST INCOME AFTER PROVISION             3,625      2,624    38.1%      10,328      8,144    26.8%

OTHER INCOME:
   SBA SALES PREMIUM                              108        129   -16.3%         312        415   -24.8%
   SERVICE CHARGES, FEE & OTHER                   243        402   -39.6%         898        963    -6.7%
                                               ------     ------              -------    -------
TOTAL OTHER INCOME                                351        531   -33.9%       1,210      1,378   -12.2%

OTHER EXPENSES:
   SALARIES AND BENEFITS                          969      1,006    -3.7%       2,962      3,246    -8.7%
   OCCUPANCY                                      303        327    -7.3%         903      1,043   -13.4%
   OTHER EXPENSES                                 935        830    12.7%       2,662      2,539     4.8%
                                               ------     ------              -------    -------
     TOTAL NONINTEREST EXPENSES                 2,207      2,163     2.0%       6,527      6,828    -4.4%

INCOME FROM BANK OPERATIONS                     1,769        992    78.3%       5,011      2,694    86.0%

RESIDENTIAL MORTGAGE LENDING:
   INCOME                                       6,114      3,779    61.8%      16,627     10,437    59.3%
   EXPENSES                                     4,393      2,678    64.0%      12,095      7,461    62.1%
                                               ------     ------              -------    -------
INCOME FROM MORTGAGE OPERATION                  1,721      1,101    56.3%       4,532      2,976    52.3%

INCOME BEFORE INCOME TAXES                      3,490      2,093    66.7%       9,543      5,670    68.3%

INCOME TAXES                                    1,465        858    70.7%       4,007      2,341    71.2%
                                               ------     ------              -------    -------

   NET INCOME                                  $2,025     $1,235    64.0%     $ 5,536    $ 3,329    66.3%
                                               ======     ======              =======    =======

PER SHARE DATA
--------------
NET INCOME (BASIC)                             $ 0.73     $ 0.48    52.1%       $2.04      $1.33    53.4%
NET INCOME (DILUTED)                             0.70       0.44    59.1%        1.93       1.25    54.4%
BOOK VALUE                                      11.70       8.75    33.7%
MARKET VALUE, NASDAQ-PNBF                       30.00      14.35   109.1%
COMMON SHARES OUTSTANDING (END OF PERIOD)   2,779,733  2,611,118            2,779,733  2,611,118
FULLY DILUTED AVERAGE SHARES OUTSTANDING    2,909,520  2,780,857            2,865,098  2,672,996

KEY RATIOS & OTHER INFORMATION
------------------------------
RETURN ON AVERAGE ASSETS                         3.19%      2.34%   36.5%        2.99%      2.26%   32.4%
RETURN ON AVERAGE EQUITY                        26.09%     22.28%   17.1%       26.03%     21.42%   21.5%
MORTGAGE VOLUME                               379,686    307,354    23.5%   1,117,142    791,664    41.1%
MORTGAGE INCOME/VOLUME                           0.45%      0.36%   26.5%        0.41%      0.38%    7.9%
NONPERFORMING ASSETS                            1,273      2,399   -46.9%
NONPERFORMING ASSETS/TOTAL ASSETS                0.46%      1.05%  -55.7%
LOAN LOSS RESERVE/TOTAL LOANS                    1.50%      2.12%  -29.0%
EQUITY CAPITAL TO ASSETS                        11.46%      9.82%   16.6%